EXHIBIT 99.1

Rush Enterprises, Inc. Reports Third Quarter Results

 * Balance sheet strong; Company continues action toward long-term growth
 * Absorption rate exceeds 108%
 * Texas hurricanes adversely impact earnings
 * Truck market expected to remain weak through 2009
 * $12.5 million of shares repurchased

SAN ANTONIO, Oct. 22, 2008 (GLOBE NEWSWIRE) -- Rush Enterprises, Inc. (Nasdaq:RUSHA) (Nasdaq:RUSHB), which operates the largest network of heavy- and medium-duty truck dealerships in North America, and a John Deere construction equipment dealership in Houston, Texas, today announced results for the third quarter ended September 30, 2008.

Third Quarter Results

In the third quarter, the Company's gross revenues totaled $413.7 million, a 20.7% decrease from gross revenues of $521.6 million reported for the third quarter ended September 30, 2007. Net income for the quarter was $8.0 million, or $0.21 per diluted share, compared with net income of $13.1 million, or $0.34 per diluted share, in the quarter ended September 30, 2007. Federal income tax credits earned on the sale of alternative fuel vehicles to tax-exempt municipalities contributed $.01 to earnings per share in the quarter. These tax credits reduced the Company's effective tax rate to 34.25% in the third quarter compared to 37.5% in the first half of 2008. A portion of these tax credits are passed back to the Company's customers and are reflected as selling expense in the quarter in which the units are delivered. The Company considers these alternative fuel tax credits and the amount passed back to customers to be operational in nature. The Company believes its history of serving municipalities that cannot claim these federal tax credits, its ability to utilize tax credits to reduce its effective tax rate, and its position as a leading dealer of alternative fuel vehicles provide the Company with a distinct advantage over its competition when offering alternative fuel vehicles to municipalities.

The Company's truck segment recorded revenues of $392.5 million in the third quarter of 2008, compared to $491.3 million in the third quarter of 2007. The Company delivered 1,350 new heavy-duty trucks, 919 new medium-duty trucks and 936 used trucks during the third quarter of 2008, compared to 1,820 new heavy-duty trucks, 1,520 new medium-duty trucks and 1,032 used trucks during the third quarter of 2007. Parts, service and body shop sales increased to $116.3 million in the third quarter of 2008, compared to $115.5 million in the third quarter of 2007.

The Company's construction equipment segment recorded revenues of $16.9 million in the third quarter of 2008, compared to $25.3 million in the third quarter of 2007. New and used construction equipment unit sales revenue decreased 40.0% to $11.7 million in the third quarter of 2008 from $19.5 million in the third quarter of 2007. Construction equipment parts and service sales remained flat at $5.1 million in the third quarter of 2008 and the third quarter of 2007.

In making the announcement, Marvin Rush, Chairman of Rush Enterprises, Inc., said, "As expected, given current volatile economic conditions, both heavy- and medium-duty truck markets remained weak in the third quarter. We believe that the continuation of the weak freight environment, slowing construction markets, historically high fuel prices and tight credit markets will cause both Class 8 and medium-duty truck deliveries to remain soft through 2009."

W.M. "Rusty" Rush, President and Chief Executive Officer of Rush Enterprises, Inc., said, "This quarter's 108% absorption rate is a testament to our ability to perform in tough times. Significant reductions in our expense structure and the ability of our people to operate leanly were the main reasons we were able to increase our absorption rate over the same period in 2007. Equally important, our model of geographic and product diversity allows us to continue to weather this storm and be in a strong financial position to pursue opportunities for growth."

"U.S. Class 8 retail sales remain depressed, with truckload carriers being the most severely impacted," Rusty Rush continued. "Construction-related vocational equipment has declined dramatically on the East and West coasts, but this decline has been partially offset by strong oil and gas markets in the central part of our dealership network. Our Class 4-7 truck sales remain consistent with the industry, which declined 41% in the third quarter as compared to 2007."

"Additionally, our truck, equipment and leasing operations in Texas were adversely impacted by hurricane activity throughout the summer, particularly Hurricane Ike in Houston and eastern Texas and Hurricane Dolly in southern Texas," explained Rusty Rush. "I am proud that our people remained committed to our business despite significant personal challenges, but dealership operations experienced business interruption resulting from mandatory evacuations, power outages, restricted traffic and reduced employee attendance as employees worked to restore safe living conditions for their families. Although difficult to quantify, these storms obviously had a negative impact to earnings in the third quarter," Rusty Rush explained.

"Currently, industry analysts forecast 2009 U.S. retail sales of Class 8 trucks to be 160,127 units, up 14% over 2008; however, we believe 2009 sales of both heavy- and medium-duty trucks will remain relatively flat compared to 2008," said Rusty Rush. "Based on current economic and market conditions, we have no reason to expect a strong pre-buy of Class 8 trucks to occur in 2009; however, we do anticipate some recovery late in 2009, given impending 2010 diesel emissions regulations," said Rusty Rush.

"While there is considerable uncertainty in financial markets, Rush Enterprises remains profitable and focused on future growth. Our balance sheet is strong. The Company currently has $144 million in cash and expects continued positive cash flow from operations. All of the Company's material credit agreements remain in force. Additionally, the Company is in compliance with all debt covenants in its credit agreements. Finally, we believe adequate credit facilities are available to finance acquisitions and real estate purchases as opportunities arise," said Rusty Rush.

"We continue to implement our strategy to diversify earnings by expanding the geographic reach of our dealership network, leveraging our existing infrastructure to increase sales and service of new products, and growing our less cyclical parts, service and body shop revenues. Evidence of this can be seen in the recent acquisition of a Blue Bird bus franchise in Texas. Rush Bus Centers provides us with additional opportunity for parts and service revenue as well as entry into the school bus and commercial transit industries. We are in excellent financial position to pursue acquisitions that fit into our long-term plans," concluded Rusty Rush.

Stock Repurchase Program

As reported last quarter, the Company's Board of Directors approved a stock repurchase program authorizing the Company to repurchase, from time to time, up to an aggregate of $20,000,000 of its shares of Class A common stock, $.01 par value per share, and/or Class B common stock, $.01 par value per share. As of October 16, 2008, the Company had repurchased one million shares of its Class B common stock at an average price of $12.59 per share.

Repurchases will continue to be made at times and in amounts as the Company deems appropriate and will be made through open market transactions, privately negotiated transactions and other lawful means. The manner, timing and amount of any repurchases will be determined by the Company based on an evaluation of market conditions, stock price and other factors, including those related to the ownership requirements of its dealership agreements with Peterbilt. The stock repurchase program has no expiration date and may be suspended or discontinued at any time. While the stock repurchase program does not obligate the Company to acquire any particular amount or class of common stock, the Company anticipates that it will be repurchasing primarily shares of its Class B common stock.

Conference Call Information

Rush Enterprises will host its quarterly conference call to discuss earnings for the third quarter of 2008 on Thursday, October 23, 2008, at 11 a.m. Eastern time / 10 a.m. Central time. The call can be heard live by dialing 877-718-5107 (US) or 719-325-4828 (International) or via the Internet at http://investor.rushenterprises.com/events.cfm.

For those who cannot listen to the live broadcast, the webcast will be available on our website at the above link until January 15, 2009. Listen to the audio replay until October 30, 2008, by dialing 888-203-1112 (US) or 719-457-0820 (International) and entering the replay pass code 6740867.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. operates the largest network of heavy- and medium-duty truck dealerships in North America, and a John Deere construction equipment dealership in Houston, Texas. Its operations include a network of over 50 Rush Truck Centers located in Alabama, Arizona, California, Colorado, Florida, Georgia, New Mexico, North Carolina, Oklahoma, Tennessee and Texas. The Company has developed its Rush Truck Centers and its Rush Equipment Center as "one-stop centers" where, at one convenient location, its customers can purchase new or used trucks or construction equipment, purchase insurance products, purchase aftermarket parts and accessories and have service performed by certified technicians. For additional information on Rush Enterprises, Inc., please visit www.rushenterprises.com

The Rush Enterprises, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3352

Certain statements contained herein, including those concerning current and projected truck industry and market conditions, sales and delivery forecasts, the Company's prospects, the availability of credit, cash flow expectations, anticipated results for 2008 and 2009, the impact of diesel emissions regulations, and the impact of general economic conditions, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used truck and construction equipment markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, onetime events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.

                RUSH ENTERPRISES, INC. AND SUBSIDIARIES
                ---------------------------------------
                     CONSOLIDATED BALANCE SHEETS
                     ---------------------------

         (In Thousands, Except Shares and Per Share Amounts)

                                                Sept. 30,    Dec. 31,
                                                   2008        2007
                                                ----------  ----------
 Assets                                        (Unaudited)
 ------
 Current assets:
  Cash and cash equivalents                     $  144,535  $  187,009
  Investments                                        7,575          --
  Accounts receivable, net                          55,199      48,781
  Inventories                                      360,011     365,947
  Prepaid expenses and other                         2,650       1,699
  Deferred income taxes, net                         6,639       7,028
                                                ----------  ----------
   Total current assets                            576,609     610,464

 Property and equipment, net                       321,781     299,013

 Goodwill, net                                     141,903     120,582

 Other assets, net                                   1,564       1,532
                                                ----------  ----------
 Total assets                                   $1,041,857  $1,031,591
                                                ==========  ==========

 Liabilities and shareholders' equity
 ------------------------------------
  Current liabilities:
  Floor plan notes payable                      $  279,384  $  273,653
  Current maturities of long-term debt              36,433      33,593
  Current maturities of capital
   lease obligations                                 3,712       4,444
  Trade accounts payable                            33,370      40,452
  Accrued expenses                                  49,633      60,517
                                                ----------  ----------
   Total current liabilities                       402,532     412,659

 Long-term debt, net of current maturities         161,631     165,352
 Capital lease obligations,
  net of current maturities                         11,241      13,099
 Deferred income taxes, net                         48,399      40,904

 Shareholders' equity:
  Preferred stock, par value $.01 per share;
   1,000,000 shares authorized; 0 shares
   outstanding in 2008 and 2007                        --          --
  Common stock, par value $.01 per share;
   60,000,000 class A shares and 20,000,000
   class B shares authorized; 26,255,974 class
   A shares and 12,279,987 class B shares
   issued and 26,255,974 class A shares and
   11,500,772 class B shares outstanding in
   2008;  26,070,595 class A shares and
   12,265,437 class B shares issued and
   outstanding in 2007                                 385         383
  Treasury stock, at cost: 779,215 shares          (10,067)         --
  Additional paid-in capital                       183,074     178,274
  Retained earnings                                244,662     220,920
                                                ----------  ----------
   Total shareholders' equity                      418,054     399,577
                                                ----------  ----------
 Total liabilities and shareholders' equity     $1,041,857  $1,031,591
                                                ==========  ==========

               RUSH ENTERPRISES, INC. AND SUBSIDIARIES
               ---------------------------------------
                  CONSOLIDATED STATEMENTS OF INCOME
                  ---------------------------------

               (In Thousands, Except Per Share Amounts)
                              (Unaudited)

                          Three months ended      Nine months ended
                             September 30,          September 30,
                        ----------------------  ----------------------
                           2008        2007        2008        2007
                        ----------  ----------  ----------  ----------

 Revenues:
  New and used
   truck sales          $  259,518  $  357,408  $  808,181  $1,091,548
  Parts and service        124,129     123,690     362,174     361,488
  Construction
   equipment sales          11,672      19,465      47,571      56,889
  Lease and rental          14,205      13,457      40,605      38,779
  Finance and insurance      2,723       5,457       9,520      17,234
  Other                      1,449       2,121       4,221       6,322
                        ----------  ----------  ----------  ----------

   Total revenue           413,696     521,598   1,272,272   1,572,260

 Cost of products sold:
  New and used
   truck sales             241,923     329,629     754,265   1,006,229
  Parts and service         72,784      73,433     211,413     211,477
  Construction
   equipment sales          10,634      17,498      43,006      50,880
  Lease and rental          11,970      11,297      34,611      32,712
                        ----------  ----------  ----------  ----------

   Total cost of
    products sold          337,311     431,857   1,043,295   1,301,298
                        ----------  ----------  ----------  ----------

 Gross profit               76,385      89,741     228,977     270,962

 Selling, general
  and administrative        58,371      61,780     174,328     184,767

 Depreciation
  and amortization           4,039       3,769      11,841      11,046
                        ----------  ----------  ----------  ----------

 Operating income           13,975      24,192      42,808      75,149

 Interest expense, net       1,833       3,444       5,533      12,505

 Gain on sale of assets         25          91          79         247
                        ----------  ----------  ----------  ----------

 Income before taxes        12,167      20,839      37,354      62,891

 Provision for
  income taxes               4,167       7,711      13,612      23,691
                        ----------  ----------  ----------  ----------

 Net income             $    8,000  $   13,128  $   23,742  $   39,200
                        ==========  ==========  ==========  ==========

 Earnings per
  common share:
  Basic                 $      .21  $      .34  $     0.62  $     1.03
                        ==========  ==========  ==========  ==========
  Diluted               $      .21  $      .34  $     0.61  $     1.02
                        ==========  ==========  ==========  ==========

 Weighted average
  shares outstanding:
  Basic                     38,417      38,162      38,416      37,987
                        ==========  ==========  ==========  ==========
  Diluted                   38,842      38,653      38,908      38,391
                        ==========  ==========  ==========  ==========

CONTACT:  Rush Enterprises, Inc., San Antonio
          Steven L. Keller
          830-626-5226